Exhibit 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and prospectus and have your Proxy Card(s) at hand.

2. Call toll-free [800-830-3542] or go to website: [www.2voteproxy.com/jhf]

3. Enter the 14-digit number located in the shaded box from your Proxy Card(s).

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card(s) when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL [ ], 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF

JOHN HANCOCK FUNDS II

on behalf of its series,

RETIREMENT CHOICES AT 2010 PORTFOLIO

PROXY

The undersigned revoking previous proxies, hereby appoint(s) Andrew G. Arnott, John J. Danello, Kinga Kapuscinski, Nicholas J. Kolokithas, Ariel Ayanna, Thomas Dee, Charles A. Rizzo, Salvatore Schiavone, Christopher Sechler, Betsy Anne Seel, Steven Sunnerberg and Leo Zerilli, with full power of substitution in each, to vote all the shares of beneficial interest of the applicable Fund referenced above which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of John Hancock Funds II (the “Meeting”) to be held at 601 Congress Street, Boston, Massachusetts 02210, on Wednesday, April [ ], 2016, at 2:00 p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated [ ], 2016, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposals included in the Proxy Statement and Prospectus.

VOTE VIA THE INTERNET:[www.2voteproxy.com/jhf]
VOTE VIA THE TELEPHONE: [800-830-3542]
VOTE VIA MAIL: Vote, date and sign this proxy card and return it promptly in the enclosed envelope.
999 9999 9999 999

Note: Signature(s) should agree with the name (s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

John Hancock Advisers, LLC

By:

Name:

Title:

Date:

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

	FOR	AGAINST	ABSTAIN

1. To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the “Trust”) that will permit Retirement Choices at 2010 Portfolio to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.	☐	☐	☐

2. To approve an Agreement and Plan of Reorganization between Retirement Choices at 2010 Portfolio (the “Acquired Fund”) and Retirement Choices at 2015 Portfolio (the “Acquiring Fund”). Under this agreement, the Acquired Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of the Acquired Fund. The Acquiring Fund would also assume substantially all of the Acquired Fun’s liabilities.	☐	☐	☐

Important Notice Regarding Availability of Proxy Materials for this Meeting to Be Held on April [ ], 2016

The Proxy Statement and Prospectus for this Meeting are available at [www. www.2voteproxy.com/jhf.com].

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

[_______________]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and prospectus and have your Proxy Card(s) at hand.

2. Call toll-free [800-830-3542] or go to website: [www.2voteproxy.com/jhf]

3. Enter the 14-digit number located in the shaded box from your Proxy Card(s).

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card(s) when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL [ ], 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF JOHN HANCOCK FUNDS II on behalf of its series, [FUND NAME]	PROXY

The undersigned revoking previous proxies, hereby appoint(s) Andrew G. Arnott, John J. Danello, Kinga Kapuscinski, Nicholas J. Kolokithas, Ariel Ayanna, Thomas Dee, Charles A. Rizzo, Salvatore Schiavone, Christopher Sechler, Betsy Anne Seel, Steven Sunnerberg and Leo Zerilli, with full power of substitution in each, to vote all the shares of beneficial interest of the applicable Fund referenced above which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of John Hancock Funds II (the “Meeting”) to be held at 601 Congress Street, Boston, Massachusetts 02210, on Wednesday, April [ ], 2016, at 2:00 p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated [ ], 2016, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal included in the Proxy Statement and Prospectus.

VOTE VIA THE INTERNET:[www.2voteproxy.com/jhf]
VOTE VIA THE TELEPHONE: [800-830-3542]
VOTE VIA MAIL: Vote, date and sign this proxy card and return it promptly in the enclosed envelope.
999 9999 9999 999

Note: Signature(s) should agree with the name (s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

John Hancock Advisers, LLC

By:

Name:

Title:

Date:

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

	FOR	AGAINST	ABSTAIN

1. To approve an amendment to the Amended and Restated Agreement and Declaration of Trust of John Hancock Funds II (the “Trust”) that will permit [Fund Name] to merge with and into other series of the Trust without shareholder approval, to the extent permitted by applicable law.	☐	☐	☐

Important Notice Regarding Availability of Proxy Materials for this Meeting to Be Held on April [ ], 2016

The Proxy Statement and Prospectus for this Meeting are available at [www. www.2voteproxy.com/jhf.com].

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

[_______________]